                                                                                                                                                                                                                                                    Exhibit 10.21
Amendment No.1

of the

Inter Company Lending Agreement

between

Capital Solutions Management LP,

Capital Solutions Distributors LLC

and

CS Financing Corporation

This Amendment (“Amendment”) of the Inter Company Lending Agreement (“Agreement”) is entered into on October 2, 2008 but is effective as of September 1, 2008, and is made between Capital Solutions Management LP (“CSM”), Capital Solutions Distributors, LLC (“CSD”) and CS Financing Corporation (“CSF”).

1.           Section 1.1 is amended and restated to read as follows:

“1.1.
The parties agree that that each may borrow from another party, upon mutual consent, at an annual interest rate equal to the Prime Rate (as established by the Bank of America) and based upon a 365 day calendar year.

1.1.1.
If a loan, in whole or in part, is not repaid prior to the end of a calendar quarter, the interest rate of the loan, for the entire period of the loan’s existence, is increased to fifteen percent (15%) per annum.

1.1.2.
In the event that the loan interest rate is increased under section 1.1.1. above, the borrower shall pay the retroactive increase in the interest no later than the next due date of an interest payment following the end of the calendar quarter.”

2.	Section 1.3 is amended and restated to read as follows:

“1.3.	Interest upon such loans shall be due and payable upon the 30th of each calendar month, regardless of whether any, or all, of the principal has been paid.”

This Amendment is executed by parties as follows:

Capital Solutions Management, LP

By:           __/s/ Timothy Redpath___________________
Timothy Redpath
Managing Partner

Capital Solutions Distributors, LLC

By:           __/s/ Timothy Redpath____________________
Timothy Redpath
President

CS Financing Corporation

By:           __/s/ Timothy Redpath_____________________
Timothy Redpath
CEO

Amendment No. 1
Inter Company Lending Agreement
Amendment Dated: October 2, 2008                                                                  - -